EXHIBIT 99.1

BJ's Restaurants, Inc. Appoints Henry Gomez to Its Board of Directors

HUNTINGTON BEACH, Calif., Sept. 8, 2011 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) today announced the appointment of Henry Gomez to the Company's Board of Directors as an independent director, effective immediately. Mr. Gomez's appointment brings the total number of the Company's board members to nine.

Recruited in late 1999 to be the first leader of public relations and marketing at eBay Inc., Gomez played an important role in building eBay's brand in the years immediately following that company's IPO.   He later assumed key operational roles at eBay, including Chief Marketing Officer and President of Skype, eBay's communication business. Gomez completed his tenure at eBay in 2008 as the company's Senior Vice President, Corporate Affairs. He then founded HSG Communications, a boutique communications consultancy and investment firm. From 1993 to 1999, Gomez served as an executive with Home Box Office (HBO), the premium television network, with his last position as Vice President, Corporate Affairs. Gomez began his business career at the global public relations firm of Hill and Knowlton.

"We are very pleased to welcome Henry Gomez to our board of directors," said Jerry Deitchle, Chairman and CEO. "Henry's extensive background and experience in marketing, communications and public relations will be of significant value to BJ's as we continue to build a national brand that delivers a higher quality, more differentiated casual dining experience to consumers."

BJ's Restaurants, Inc. currently owns and operates 109 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries in addition to using qualified contract brewers to produce and distribute BJ's critically acclaimed proprietary handcrafted beers throughout the chain. The Company's restaurants are located in California (53), Texas (23), Arizona (6), Colorado (4), Oregon (2), Nevada (5), Florida (7), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (2). Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking" statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in future periods, those regarding the effect of new sales-building initiatives, future guest traffic, as well as those regarding the number of restaurants expected to be opened in future periods and the timing and location of such openings. These "forward-looking" statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (ii) our ability to manage an increasing number of new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) minimum wage increases, (vi) food quality and health concerns, (vii) factors that impact California, where 53 of our current 109 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers, third party contractors and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and service-mark risks, (xiv) government regulations, (xv) licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) limitations on insurance coverage, (xx) legal proceedings, (xxi) other general economic and regulatory conditions and requirements, (xxii) the success of our key sales-building and related operational initiatives and (xxiii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The "forward-looking" statements contained in this press release are based on current assumptions and expectations and BJ's Restaurants, Inc. undertakes no obligation to update or alter its "forward-looking" statements whether as a result of new information, future events or otherwise.

CONTACT: Greg Levin
         BJ's Restaurants, Inc.
         (714) 500-2400